Exhibit 10.1

WASTE CONNECTIONS, INC.
2016 INCENTIVE AWARD PLAN

1.	PURPOSE.

The purpose of the Plan is to provide a means for the Company and any Subsidiary, through the grant of Options, Warrants, Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Awards, Dividend Equivalents, and Share Payments to selected Employees (including officers), Directors and Consultants, to attract and retain persons of ability as Employees, Directors and Consultants, and to motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary.

2.	DEFINITIONS.

(a)          “Administrator” means the entity that conducts the general administration of the Plan as provided in Section 4. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 4(f), or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

(b)          “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States or Canada, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Securities Laws from time to time.

(c)          “Applicable Law” means any applicable law, including without limitation: (i) the OBCA; (ii) Applicable Securities Laws; (iii) the Code and the Tax Act; (iv) any other applicable corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, provincial, state, local or foreign; and (v) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(d)          “Applicable Securities Laws” means: (i) the Securities Act, the Exchange Act and any rules or regulations thereunder and any applicable state securities laws; and (ii) the OSA and the equivalent thereof in each province and territory of Canada in which the Company is a “reporting issuer” or the equivalent thereof, together with the regulations, rules and blanket orders of the securities commission or similar regulatory authority in each of such jurisdictions.

(e)          “Award” means an Option, a Warrant, a Restricted Share, a Restricted Share Unit, a Deferred Share Unit, a Performance Award, a Dividend Equivalent, or a Share Payment, which may be awarded or granted under the Plan.

(f)          “Award Agreement” means any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

1

(g)          “Award Limit” means with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3(b).

(h)          “Blackout Period” means the period of time during which the relevant Participant is prohibited from exercising or trading securities of the Company due to restrictions on the trading of the Company’s securities imposed by the Company in accordance with its trading policies affecting trades by persons designated by the Company.

(i)          “Board” means the board of directors of the Company.

(j)          “Canadian Employee Participant” means a Canadian Participant who is granted an Award in respect of, in the course of, or by virtue of such Participant’s “office or employment” within the meaning of the Tax Act.

(k)          “Canadian Participant” means a Participant who is resident in Canada for the purposes of the Tax Act and/or who is subject to taxation under the Tax Act in respect of any Award awarded or granted under the Plan.

(l)          “Change in Control” means:

(i)          any reorganization, liquidation or consolidation of the Company, or any merger, amalgamation, arrangement or other business combination of the Company with any other corporation, other than any such merger, amalgamation, arrangement or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction;

(ii)         any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(iii)        a transaction or series of related transactions in which any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s outstanding voting securities (except that for purposes of this definition, “person” shall not include any person (or any person that controls, is controlled by or is under common control with such person) who as of the date of an Award Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the Shareholders of the Company in substantially the same percentage as their ownership of the Company); or

(iv)        individuals who were proposed as nominees (but not including any nominee under a shareholder proposal or under a shareholder resolution proposed in connection with a requisitioned meeting) to become directors of the Company immediately prior to a meeting of shareholders involving a contest for, or an item of business relating to the election of directors of the Company, not constituting a majority of the directors of the Company following such election.

2

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award awarded or granted to a US Participant that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) must also constitute a “change in control event”, as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation to the extent relevant to Awards awarded or granted to US Participants.

(m)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

(n)          “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 4(a).

(o)          “Company” means Waste Connections, Inc., a corporation existing under the OBCA.

(p)          “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting services and who is compensated for such services; provided that: (i) if such person is a US Participant, such person qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement; (ii) if such person is a Canadian Participant, such person does not constitute an “employee” within the meaning of the Tax Act, and, to the extent required by any stock exchange on which the Shares are listed, provides services to the Company or a Subsidiary for an initial, renewable or extended period of twelve months or more; and (iii) the term “Consultant” shall not include Directors.

(q)          “Continuous Status as an Employee, Director or Consultant” means the individual’s employment as an Employee or relationship as a Consultant is not interrupted or terminated, or, in the case of a Director who is not otherwise an Employee, the term means the Director remains a Director of the Company, and provided further that an individual’s employment as an Employee shall be deemed to have terminated on the date the Employee ceases to actively provide services to the Company or a Subsidiary, regardless of any subsequent notice period under applicable statute or common law or pay in lieu of such notice. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, parental leave, military leave or any other personal leave, or (ii) transfers between locations of the Company or between the Company and a Subsidiary or their successors.

3

(r)          “Covered Employee” means any US Participant who is an Employee and who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(s)          “Deferred Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Company, awarded to a Director pursuant to Section 9, representing the right to receive a cash payment or, at the discretion of the Company, its equivalent in Shares (or a combination thereof), on the applicable Deferred Share Unit Settlement Date.

(t)          “Deferred Share Unit Agreement” means the Award Agreement evidencing the terms and conditions of an individual grant of Deferred Share Units. Each Deferred Share Unit Agreement shall be subject to the terms and conditions of the Plan that apply to Deferred Share Units.

(u)          “Deferred Share Unit Award” means an award of Deferred Share Units made pursuant to the terms and conditions of the Plan.

(v)         “Deferred Share Unit Settlement Date” in respect of a particular Director means the third business day following the earliest time of: (i) the Director’s death; or (ii) the latest time that the Director ceases to be an employee, officer or director of the Company and any affiliate (within the meaning of that term in paragraph 8 of Interpretation Bulletin IT-337R4, Retiring Allowances [Consolidated], or any successor publication thereto).

(w)          “Director” means a member of the Company’s Board.

(x)          “Disability” means, (i) in respect of a US Participant, permanent and total disability within the meaning of Section 422(c)(6) of the Code, and, (ii) in respect of a Canadian Participant, means any physical or mental incapacity, disease or affliction as determined by a legally qualified medical practitioner selected by the Company, which prevents the Canadian Participant from performing his employment or consulting obligations for at least one hundred and eighty (180) consecutive days or an aggregate of two hundred and seventy (270) days during the terms of his employment or consulting relationship.

(y)          “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 12(b).

(z)          “DRO” means, in respect of a US Participant, a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

4

(aa)         “Effective Date” means the date the Plan is approved by the Board, subject to the approval of the Plan and/or Shares issuable pursuant to the Plan by the Company’s shareholders.

(bb)         “Eligible Individual” means any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

(cc)         “Employee” means any person employed by the Company or any Subsidiary of the Company. Any officer of the Company or a Subsidiary is an Employee. A Director is not an Employee unless he or she has an employment relationship with the Company or a Subsidiary in addition to being a Director. Service as a Consultant shall not be sufficient to constitute “employment” by the Company or any Subsidiary of the Company.

(i)          “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, share consolidation, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

(dd)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(ee)         “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)          If the Shares are listed on the New York Stock Exchange, its Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination, in each case as reported by such stock exchange or national market system or such other sources as the Board deems reliable;

(ii)         If the Shares are not listed on the New York Stock Exchange, but are listed on any other established stock exchange or a national market system in Canada or the United States, including without limitation the Toronto Stock Exchange, its Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination, in each case as reported by such stock exchange or national market system or such other sources as the Board deems reliable;

(iii)        If (i) or (ii) do not apply, but the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the market trading day of the date of determination, or, if the date of determination is not a market trading day, the last market trading day prior to the date of determination; or

5

(iv)        In absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board;

provided that in the case of any of (i) through (iv), for any particular Award, the Board may convert such price to currency other than the currency of trading, quotation or determination based on the applicable exchange rate posted for such day by the Wall Street Journal.

(ff)          “Insider” has the meaning given to such term by the rules of the Toronto Stock Exchange.

(gg)        “Insider and Non-Employee Director Participation Limits” has the meaning given to such term in Section 3(b).

(hh)        “Non-Employee Director” means a Director of the Company who is not an Employee.

(ii)           “Nonqualified Share Option” means an option to acquire one Share, awarded under Section 5, that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(jj)           “OBCA” means the Business Corporations Act (Ontario), together with the regulations thereto, as may be amended from time to time.

(kk)         “Option Agreement” means the Award Agreement evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan that apply to Options.

(ll)           “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(mm)       “Options” means:

(A)         in respect of a US Participant, Nonqualified Share Options awarded under Section 5; and

(B)         in respect of a Canadian Participant, an option to acquire one Share awarded under Section 5.

(nn)        “OSA” means the Securities Act (Ontario), as amended from time to time.

(oo)        “Participant” means a person who has been granted an Award.

(pp)        “Performance Award” means a cash bonus award, share bonus award, performance award or incentive award that is paid in cash, or at the discretion of the Company, Shares or a combination of both, awarded under Section 12(a).

(qq)         “Performance-Based Compensation” means, in respect of any US Participant, any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

6

(rr)         “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(i)          The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), expressed in dollars or as a percent of revenues; (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, cash flow from operating activities and free cash flow); (vii) return on assets; (viii) return on invested capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit margin or operating margin; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share; (xix) regulatory body approval for commercialization of a product; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) gross profit; (xxiv) net cash provided by operating activities as a percentage of revenue; (xxv) customer satisfaction; (xxvi) safety performance; (xxvii) compound annual growth rate; (xxviii) total debt, interest expense, or total capital; (xxix) expense reduction and/or cash flow savings from integration of acquisitions; or (xxx) capital expenditures, any of which may be utilized in combination or measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices or to historic results.

(ii)          The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any share dividend, share split, share consolidation, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items related to commodities prices and fuel costs; (xx) items related to organized labor efforts; (xxi) items related to relocation of corporate offices; (xxii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions; or (xxiii) changes in currency exchange rates. For all Awards intended to qualify as Performance-Based Compensation in respect of US Participants, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

7

(ss)         “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

(tt)         “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(uu)         “Performance Share Unit” means a Performance Award awarded under Section 12(a) which is denominated in units of value including dollar value of Shares.

(vv)         “Plan” means this Waste Connections, Inc. 2016 Incentive Award Plan, as it may be amended or amended and restated from time to time.

(ww)         “Program” means any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

(xx)        “Restricted Share” means a Share awarded under the Plan in accordance with the terms and conditions set forth in Section 7 which is subject to forfeiture or buyback by the Company over the Restriction Period.

(yy)         “Restricted Share Agreement” means the Award Agreement evidencing the terms and conditions of an individual grant of Restricted Shares. Each Restricted Share Agreement shall be subject to the terms and conditions of the Plan that apply to Restricted Shares.

(zz)         “Restricted Share Award” means Restricted Shares awarded pursuant to the terms and conditions of the Plan.

(aaa)        “Restricted Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Company, awarded pursuant to Section 8, representing the right to receive a cash payment or, at the discretion of the Company, its equivalent in Shares (or a combination), upon the attainment of designated performance milestones or the completion of a specified period of employment or service with the Company or any Subsidiary or upon a specified date or dates following the attainment of such milestones or the completion of such service period.

(bbb)        “Restricted Share Unit Agreement” means the Award Agreement evidencing the terms and conditions of an individual grant of Restricted Share Units. Each Restricted Share Unit Agreement shall be subject to the terms and conditions of the Plan that apply to Restricted Share Units.

8

(ccc)        “Restricted Share Unit Award” means an award of Restricted Share Units made pursuant to the terms and conditions of the Plan.

(ddd)        “Restriction Period” means a time period, which may or may not be based on Performance Goals and/or the satisfaction of vesting provisions (which may depend on the Continuous Status as an Employee, Director or Consultant of the applicable Restricted Share Participant), that applies to, and is established or specified by the Administrator at the time of, each Restricted Share Award.

(eee)        “RSU Service Year” has the meaning ascribed thereto in Section 8(b)(ii).

(fff)          “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as amended from time to time.

(ggg)        “Securities Act” means the Securities Act of 1933, as amended.

(hhh)       “Shares” means common shares in the capital of the Company.

(iii)            “Share Payment” means (i) a payment in the form of Shares, or (ii) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 12.

(jjj)           “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, amalgamation, arrangement, combination, consolidation or acquisition of property or shares; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Warrant.

(kkk)        “Subsidiary” means any body corporate that, at the time an Award is granted under the Plan, qualifies as a subsidiary of the Company under Section 1(2) of the OBCA, provided that: (i) in respect of US Participants, a body corporate will only be a Subsidiary if it qualifies as a “subsidiary” under Section 424(f) of the Code; and (ii) in respect of Canadian Employee Participants, a body corporate will only be a Subsidiary to the extent it does not deal at arm’s length, within the meaning of the Tax Act, with the Company.

(lll)            “Tax Act” means the Income Tax Act (Canada), as amended from time to time, together with the regulations thereto.

(mmm)     “US Participant” means a Participant who is a resident or citizen of the United States for the purposes of the Code and/or who is subject to taxation under the Code in respect of any Award awarded or granted under the Plan.

(nnn)       “Warrant” means a warrant awarded under the Plan in accordance with the terms and conditions set forth in Section 6.

9

(ooo)        “Warrant Agreement” means the Award Agreement evidencing the terms and conditions of an individual Warrant grant. Each Warrant Agreement shall be subject to the terms and conditions of the Plan that apply to Warrants.

3.	SHARES SUBJECT TO THE PLAN.

(a)          Shares Available for Awards.

(i)          Subject to Sections 3(a)(ii) and 12(a), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 7,500,000 Shares (not including any Shares purchased on the open market).

(ii)         Notwithstanding anything to the contrary contained herein, the following Shares shall not be returned or re-added to the Shares authorized for issuance under Section 3(a)(i): (A) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or purchase price of a Warrant; (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (C) Shares reserved for issuance on the exercise of any Options or Warrants which are settled for cash proceeds instead of through the issuance of Shares upon the exercise of such Options or Warrants. Any Shares repurchased by the Company under Section 7(d) at the same price paid by the Participant shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

(iii)        Subject to any approval required from any stock exchange on which the Shares are listed, substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, subject to any approval required from any stock exchange on which the Shares are listed, the shares remaining available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

(b)          Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13:

(i)          the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 750,000;

10

(ii)         the maximum aggregate number of Shares with respect to Options that may be granted to any one person during any calendar year shall be 750,000;

(iii)        the maximum aggregate number of Shares with respect to Warrants that may be granted to any one person during any calendar year shall be 375,000;

(iv)        the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be U.S.$7,500,000;

(v)         the aggregate number of Shares issuable to Insiders under the Plan and all other Security-Based Compensation Arrangements of the Company and its Subsidiaries shall not exceed ten percent (10%) of the issued and outstanding Shares;

(vi)        during any one-year period, the aggregate number of Shares issued to Insiders under the Plan and all other Security-Based Compensation Arrangements of the Company and its Subsidiaries shall not exceed ten percent (10%) of the issued and outstanding Shares; and

(vii)       notwithstanding the foregoing or any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the sum of “A” and “B” below for any individual, non-employee director for any calendar year beginning on or after January 1, 2016 shall not exceed U.S.$350,000 (or U.S.$700,000 for any non-employee director: (y) in the first calendar year of such non-employee director’s service to the Company; or (z) for any calendar year that such non-employee director serves as the non-executive Chair of the Board), where:

“A”	equals the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards and any other security-based awards granted under the Director Programs (other than with respect to any compensation described in “B” below) to such director during such calendar year, subject to a maximum fair value of Cdn.$150,000 per calendar year (excluding (i) the fair value of any Awards and any other security-based awards granted under the Director Programs issued in lieu of cash fees, where the applicable award has the same value as such cash fees, (ii) a one-time initial grant of Awards to a new director upon joining the Board, (iii) and any Awards expressly permitted to be settled only in cash and not in Shares); and

“B”	equals the aggregate cash value of such director’s retainer, meeting attendance fees, committee assignment fees, lead director retainer, committee chair and member retainers and other Board fees related to service on the Board or committee(s) of the Board that are initially denominated as a cash amount or any other property, other than Shares or securities of the Company (whether paid currently or on a deferred basis or in cash or other property), for such calendar year;

11

provided, however, that the limitations described in this clause (vii) shall be determined without regard to grants of awards under the Director Programs and compensation, if any, paid to a non-employee director during any period in which such individual was an Employee or Consultant; and

(viii)      non-employee directors of the Company shall not be eligible to receive grants of Options or Warrants under the Plan.

Collectively, the restrictions referred to in Sections 3(b)(v), (vi), (vii) and (viii) are referred to as the “Insider and Non-Employee Director Participation Restrictions”.

(c)          Shares Distributed. Where the Company elects to distribute Shares pursuant to an Award, such Shares may consist, in whole or in part, of authorized and unissued Shares or Shares purchased on the open market, provided that, notwithstanding any provision in the Plan to the contrary, all Options and Warrants granted to Canadian Participants shall be settled by way of the issuance of previously unissued Shares from treasury of the Company. For greater certainty, except where an Award is explicitly stated to be required to be settled in Shares, (i) no Participant shall have any right to demand, be paid in, or receive Shares in respect of any Award; and (ii) notwithstanding any election by the Company to settle any Award, or portion thereof, in the form of Shares, the Company reserves the right to change its election in respect thereof at any time until payment is actually made.

4.	ADMINISTRATION.

(a)          Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options or Warrants, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under Applicable Law and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4(a) or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 4(f).

12

(b)          Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Participant that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10(k) or Section 18(h). Any such grant or award under the Plan need not be the same with respect to each Participant. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

(c)          Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(d)          Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, any specific designation in the Plan and Section 15, the Administrator has the exclusive power, authority and sole discretion to:

(i)          Designate Eligible Individuals to receive Awards;

(ii)         Determine the type or types of Awards to be granted to each Eligible Individual;

13

(iii)        Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(iv)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(v)         Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(vi)        Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)       Decide all other matters that must be determined in connection with an Award;

(viii)      Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(ix)         Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(x)          Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(xi)         Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.

(e)          Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

(f)          Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, (ii) Covered Employees or (iii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4(f) shall serve in such capacity at the pleasure of the Board and the Committee.

14

(g)          Modification of Terms and Conditions through Employment or Consulting Agreements. Notwithstanding the provisions of any Award Agreement, any modifications to the terms and conditions of any Award permitted by Section 4(b) and Section 15 with respect to any Employee or Consultant may be effected by including the modification in an employment or consulting agreement between the Company or a Subsidiary and the Participant.

5.	TERMS AND CONDITIONS OF OPTIONS.

Each Option granted shall be evidenced by an Option Agreement in substantially the form as may be approved by the Administrator. Each Option Agreement shall include the following terms and conditions and such other terms and conditions as the Administrator may deem appropriate and, in respect of Options granted to Canadian Employee Participants, any additional terms and conditions required to ensure that such Options are governed, at all times, by the provisions of Section 7 of the Tax Act:

(a)          Option Term. Each Option Agreement shall specify the term for which the Option thereunder is granted and shall provide that such Option shall expire at the end of such term.

(b)          Exercise Price. Each Option Agreement shall specify the exercise price per Share, as determined by the Administrator at the time the Option is granted, which exercise price shall in no event be less than the Fair Market Value per Share on the date of grant.

(c)          Vesting. Each Option Agreement shall specify when it is exercisable. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator deems appropriate.

(d)          Company’s Repurchase Right on Option Shares. Each Option Agreement may, but is not required to, include provisions whereby the Company shall have the right, subject to Applicable Law, to repurchase any and all Shares acquired by an Optionee on exercise of any Option granted under the Plan, at such price and on such other terms and conditions as the Administrator may approve and as may be set forth in the Option Agreement; provided that, in respect of any Option granted to a Canadian Participant who would otherwise be eligible for preferential tax treatment under paragraph 110(1)(d) of the Tax Act in respect of such Option, the applicable Option Agreement shall provide that any such repurchase right cannot be exercised until (i) two years plus a day following the exercise of the Option, or (ii) after termination of an Optionee’s Continuous Status as an Employee, Director or Consultant, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefor, if any.

15

(e)          Substitute Awards. Notwithstanding the foregoing provisions of this Section 5 to the contrary, but subject to the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant of the Substitute Award; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.	TERMS AND CONDITIONS OF WARRANTS.

Each Warrant granted shall be evidenced by a Warrant Agreement in substantially the form as may be approved by the Administrator. Each Warrant Agreement shall include the following terms and conditions and such other terms and conditions as the Administrator may deem appropriate, and, in respect of Warrants granted to Canadian Employee Participants, any additional terms and conditions required to ensure that such Warrants are governed, at all times, by the provisions of Section 7 of the Tax Act:

(a)          Warrant Term. Each Warrant Agreement shall specify the term for which the Warrant thereunder is granted and shall provide that such Warrant shall expire at the end of such term.

(b)          Exercise Price. Each Warrant Agreement shall specify the purchase price per share, as determined by the Administrator at the time the Warrant is granted, which purchase price shall in no event be less than the Fair Market Value per share on the date of grant.

(c)          Vesting. Each Warrant Agreement shall specify when it is exercisable. The total number of Shares subject to a Warrant may, but need not, be allotted in periodic installments (which may, but need not, be equal). A Warrant Agreement may provide that from time to time during each of such installment periods, the Warrant may become exercisable (“vest”) with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Warrant shall have become vested but shall not have been fully exercised. A Warrant may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator deems appropriate.

16

(d)          Company’s Repurchase Right on Warrant Shares. Each Warrant Agreement may, but is not required to, include provisions whereby the Company shall have the right, subject to Applicable Law, to repurchase any and all Shares acquired by a Participant on exercise of any Warrant granted under the Plan, at such price and on such other terms and conditions as the Administrator may approve and as may be set forth in the Warrant Agreement; provided that, in respect of any Warrant granted to a Canadian Participant who may otherwise be eligible for preferential tax treatment under paragraph 110(1)(d) of the Tax Act in respect of such Warrant, the applicable Warrant Agreement shall provide that any such repurchase right cannot be exercised until (i) two years plus a day following the exercise of the Warrant, or (ii) after termination of a Participant’s Continuous Status as an Employee, Director or Consultant, whenever such termination may occur and whether such termination is voluntary or involuntary, with cause or without cause, without regard to the reason therefor, if any.

(e)          Substitute Awards. Notwithstanding the foregoing provisions of this Section 6 to the contrary, but subject to the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in the case of a Warrant that is a Substitute Award, the price per share of the Shares subject to such Warrant may be less than the Fair Market Value per share on the date of grant of such Substitute Award; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

7.	TERMS AND CONDITIONS OF RESTRICTED SHARE AWARDS.

(a)          Restricted Share Award Agreement. Each Restricted Share Award shall be evidenced by a Restricted Share Agreement in substantially the form as may be approved by the Administrator. Each Restricted Share Agreement shall be executed by the Company and the Restricted Share Participant to whom such Restricted Share Award has been granted, unless the Restricted Share Agreement provides otherwise; two or more Restricted Share Awards granted to a single Restricted Share Participant may, however, be combined in a single Restricted Share Agreement. A Restricted Share Agreement shall not be a precondition to the granting of a Restricted Share Award; no person shall have any rights under any Restricted Share Award, however, unless and until the Restricted Share Participant to whom the Restricted Share Award shall have been granted (i) shall have executed and delivered to the Company a Restricted Share Agreement or other instrument evidencing the Restricted Share Award, unless such Restricted Share Agreement provides otherwise, (ii) has satisfied the applicable federal, provincial, state, local and/or foreign income and employment withholding tax liability with respect to the Shares which vest or become issuable under the Restricted Share Award, and (iii) has otherwise complied with the applicable terms and conditions of the Restricted Share Award.

17

(b)          Restricted Share Awards Subject to Plan. All Restricted Share Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator shall determine and which are set forth in the applicable Restricted Share Agreement.

(i)          The Restricted Shares subject to a Restricted Share Award shall entitle the Restricted Share Participant to receive Restricted Shares, which are subject to forfeiture until the end of the Restriction Period. The Administrator shall have the discretionary authority to authorize Restricted Share Awards and determine the restrictions or Restriction Period for each such Award. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

(ii)         Subject to the terms and restrictions of this Section 7 or the applicable Restricted Share Agreement or as otherwise determined by the Administrator, upon delivery of Restricted Shares to a Restricted Share Participant, or upon creation of a book entry evidencing a Restricted Share Participant’s ownership of Restricted Shares, pursuant to Section 7(e), the Restricted Share Participant shall have all of the rights of a shareholder with respect to such shares.

(c)          Cash Payment. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares. In all cases, legal consideration shall be required for each issuance of Restricted Shares.

(d)          Forfeiture of Restricted Shares. If, during the Restriction Period, the Restricted Share Participant’s Continuous Status as an Employee, Director or Consultant terminates for any reason, all of such Restricted Share Participant’s Restricted Shares as to which the Restriction Period has not yet expired shall be forfeited and revert to the Plan, unless the Administrator has provided otherwise in the Restricted Share Agreement or in an employment or consulting agreement with the Restricted Share Participant, or the Administrator, in its discretion, otherwise determines to waive such forfeiture. If a price was paid by the Participant for the Restricted Shares, if the Restricted Share Participant’s Continuous Status as an Employee, Director or Consultant terminates for any reason during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Shares then subject to restrictions at a cash price per Share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Participant’s death, retirement or Disability or any other specified termination of Continuous Status as an Employee, Director or Consultant or any other event, the Participant’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and, if applicable, the Company shall not have a right of repurchase.

18

(e)          Receipt of Share Certificates. Each Restricted Share Participant who receives a Restricted Share Award shall be issued one or more share certificates in respect of such Restricted Shares. Any such share certificates for Restricted Shares shall be registered in the name of the Restricted Share Participant but shall be appropriately legended and returned to the Company or its agent by the recipient, together with a Share power or other appropriate instrument of transfer, endorsed in blank by the recipient. Notwithstanding anything in the foregoing to the contrary, in lieu of the issuance of certificates for any Restricted Shares during the applicable Restriction Period, a “book entry” (i.e., a computerized or manual entry) may be made in the records of the Company, or its designated agent, as the Administrator, in its discretion, may deem appropriate, to evidence the ownership of such Restricted Shares in the name of the applicable Restricted Share Participant. Such records of the Company or such agent shall, absent manifest error, be binding on all Restricted Share Participants hereunder. The holding of Restricted Shares by the Company or its agent, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7(e), shall not affect the rights of Restricted Share Participants as owners of their Restricted Shares, nor affect the Restriction Period applicable to such shares under the Plan or the Restricted Share Agreement.

(f)          Dividends. Subject to Applicable Law, a Restricted Share Participant who holds outstanding Restricted Shares shall not be entitled to any dividends paid thereon, other than dividends in the form of the Company’s securities. In addition, subject to Applicable Law, with respect to a Restricted Share with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Restricted Share Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Share vests.

(g)          Expiration of Restriction Period. Upon a Restricted Share Participant’s Restricted Shares becoming free of the foregoing restrictions, the Company shall, subject to Sections 10(j), 10(k) and 11(m), deliver share certificates evidencing such Share to such Restricted Share Participant. Such certificates shall be freely transferable, subject to any market black-out periods which may be imposed by the Company from time to time or insider trading policies to which the Restricted Share Participant may at the time be subject.

(h)          Section 83(b) Election. If a US Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Share as of the date of transfer of the Restricted Share rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

19

(i)          Trust. The Company or Administrator may, at its discretion, establish a trust governed by Section 7(2) of the Tax Act in respect of any Restricted Shares awarded to Canadian Employee Participants.

(j)          Substitution of Restricted Share Awards. The Administrator may accept the surrender of outstanding Restricted Shares (to the extent that the Restriction Period or other restrictions applicable to such shares have not yet lapsed) and grant new Restricted Share Awards in substitution for such Restricted Shares.

8.	TERMS AND CONDITIONS OF RESTRICTED SHARE UNIT AWARDS.

(a)          Restricted Share Unit Award Agreement. Each Restricted Share Unit Award shall be evidenced by a Restricted Share Unit Agreement in substantially the form or forms as may be approved by the Administrator. Each Restricted Share Unit Agreement shall be executed by the Company and the Restricted Share Unit Participant to whom such Restricted Share Unit Award has been granted, unless the Restricted Share Unit Agreement provides otherwise; two or more Restricted Share Unit Awards granted to a single Restricted Share Unit Participant may, however, be combined in a single Restricted Share Unit Agreement. A Restricted Share Unit Agreement shall not be a precondition to the granting of a Restricted Share Unit Award; however, no person shall be entitled to receive any payment pursuant to a Restricted Share Unit Award unless and until the Restricted Share Unit Participant to whom the Restricted Share Unit Award shall have been granted (i) shall have executed and delivered to the Company a Restricted Share Unit Agreement or other instrument evidencing the Restricted Share Unit Award, unless such Restricted Share Unit Agreement provides otherwise, (ii) has satisfied or made arrangements to satisfy the applicable federal, provincial, state, local and/or foreign income and employment withholding tax liability with respect to the Shares which vest or become issuable under the Restricted Share Unit Award, and (iii) has otherwise complied with all the other applicable terms and conditions of the Restricted Share Unit Award.

(b)          Restricted Share Unit Awards Subject to Plan. All Restricted Share Unit Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator shall determine and which are set forth in the applicable Restricted Share Unit Agreement; provided that (i) all Restricted Share Units granted to US Participants shall be in compliance with Section 409A of the Code; and (ii) all Restricted Share Units granted to Canadian Employee Participants shall have terms and conditions necessary to ensure that such Restricted Share Units comply, at all times, with the requirements of paragraph (k) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act or are governed by the provisions of section 7 of the Tax Act.

(i)          The Restricted Share Units subject to a Restricted Share Unit Award shall entitle the Restricted Share Unit Participant to receive a cash payment equal to the Fair Market Value of the Shares underlying those Restricted Share Units upon the attainment of designated performance goals, including but not limited to one or more Performance Criteria, Company performance, individual performance, the satisfaction of specified employment or service requirements, upon the expiration of a designated time period following the attainment of such goals or the satisfaction of the applicable service period or other specific criteria, in each case, subject to the remainder of this Section 8, on a specified date or dates or over any period or periods, as determined by the Administrator. At the Company’s discretion, the Company may elect to settle the cash payment obligation arising in respect of a Restricted Share Unit in the form of Shares. Except for Restricted Share Units granted to a Canadian Employee Participant, the Administrator may provide the Restricted Share Unit Participant with the right to elect the issue date or dates for the Shares which vest under his or her Restricted Share Unit Award. Subject to the remaining provisions of this Section 8, the issuance of vested Shares under the Restricted Share Unit Award may be deferred to a date following the termination of the Restricted Share Unit Participant’s employment or service with the Company and its Subsidiaries.

20

(ii)         At the time of grant of any Restricted Share Units to a Canadian Employee Participant, the Administrator shall specify the year of service of the Canadian Employee Participant in respect of which the Restricted Share Units are granted (the “RSU Service Year”). Notwithstanding any provision of the Plan to the contrary, all such Restricted Share Units shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages received by such Canadian Employee Participant in respect of his services to the Company or a Subsidiary.

(iii)        The Administrator shall specify the maturity date applicable to each grant of Restricted Share Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by Section 8(b)(i) above and the applicable Award Agreement); provided that, (A) in the case of Restricted Share Units granted to a Canadian Employee Participant, in no event shall the maturity date relating to each such Restricted Share Units occur later than December 15th of the third year following the applicable RSU Service Year; and (B) in the case of Restricted Share Units granted to a US Participant, in no event shall the maturity date relating to such Restricted Share Units occur following the later of: (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Share Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Share Unit vests. On the maturity date, the Company shall, subject to Section 10(j)(v) and the provisions of the Award Agreement, pay to the Participant a cash amount equal to the Fair Market Value of one Share or, at the Company’s sole election, transfer to the Participant one unrestricted, fully transferable Share, for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited, or a combination of cash and Shares as determined by the Administrator.

(iv)        The Restricted Share Unit Participant shall not have any shareholder rights with respect to the Shares subject to his or her Restricted Share Unit Award until that Award vests and the Shares are actually issued thereunder. However, Dividend Equivalents with respect to a Restricted Share Unit award may, in the sole discretion of the Administrator, be paid or credited, (A) in the case of a Canadian Employee Participant, in the form of additional Restricted Share Units having the same vesting and payout conditions as the original Restricted Share Unit Award; or (B) in the case of a US Participant, either in cash or in actual or phantom Shares, on one or more outstanding Restricted Share Units, subject to such terms and conditions as the Administrator may deem appropriate; provided, however, that Dividend Equivalents with respect to a Restricted Share Unit award with performance-based vesting that are based on dividends paid prior to the vesting of such Restricted Share Unit award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and such Restricted Share Unit award vests.

21

(v)         An outstanding Restricted Share Unit Award shall automatically terminate, and no payment shall actually be made and no Shares shall actually be issued in satisfaction of that Award, if the performance goals or service requirements established for such Award are not attained or satisfied. The Administrator, however, shall have the discretionary authority to issue vested Shares under one or more outstanding Restricted Share Unit Awards as to which the designated performance goals or service requirements have not been attained or satisfied, subject to the requirements of Section 162(m) of the Code as to an Award that is intended to qualify as Performance-Based Compensation.

(vi)        Service requirements for the vesting of Restricted Share Unit Awards may include service as an Employee, Consultant or Non-Employee Director.

(c)          No Cash Payment. Restricted Share Unit Awards shall not require any cash payment from the Restricted Share Unit Participant to whom such Restricted Share Unit Award is made, either at the time such Award is made or at the time any payment becomes due or Shares become issuable under that Award. However, the making of any payment or issuance of any Shares shall be subject to the Restricted Share Unit Participant’s satisfaction of all applicable federal, provincial, state, local and/or foreign income and employment withholding taxes.

(d)          Forfeiture of Restricted Share Units. If the Restricted Share Unit Participant’s Continuous Status as an Employee, Director or Consultant terminates for any reason, all of the Restricted Share Units subject to his or her outstanding Restricted Share Unit Awards shall, to the extent not vested at that time, be forfeited, and no payment shall be made and no Shares shall be issued pursuant to those forfeited Restricted Share Units, unless the Administrator has provided in the Restricted Share Unit Agreement or in an employment or consulting agreement with the Restricted Share Unit Participant that no such forfeiture shall occur, or the Administrator, in its sole discretion, otherwise determines to waive such forfeiture.

(e)          Issuance of Share Certificates. Each Restricted Share Unit Participant who becomes entitled to an issuance of Shares following the vesting of his or her Restricted Share Unit Award shall, subject to Sections 10(j), 10(k) and 10(m), be issued one or more share certificates for those Shares. Subject to such Sections 10(j), 10(k) and 10(m), each such share certificate shall be registered in the name of the Restricted Share Unit Participant and shall be freely transferable, subject to Applicable Law and any market black-out periods which may be imposed by the Company from time to time or insider trading policies to which the Restricted Share Unit Participant may at the time be subject.

(f)          No Rights as a Shareholder. Unless otherwise determined by the Administrator, a Participant of Restricted Share Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Share Units, unless and until the Company elects to transfer Shares to the Participant and such Shares are transferred to the Participant pursuant to the terms of this Plan and the Award Agreement.

22

9.	TERMS AND CONDITIONS OF DEFERRED SHARE UNIT AWARDS.

(a)          Deferred Share Unit Award Agreement. Each Deferred Share Unit Award shall be evidenced by a Deferred Share Unit Agreement in substantially the form or forms as may be approved by the Administrator. Each Deferred Share Unit Agreement shall be executed by the Company and the Director to whom such Deferred Share Unit Award has been granted, unless the Deferred Share Unit Agreement provides otherwise; two or more Deferred Share Unit Awards granted to a single Director may, however, be combined in a single Deferred Share Unit Agreement. A Deferred Share Unit Agreement shall not be a precondition to the granting of a Deferred Share Unit Award; however, no person shall be entitled to receive any payment pursuant to a Deferred Share Unit Award unless and until the Deferred Share Unit Participant to whom the Deferred Share Unit Award shall have been granted (i) shall have executed and delivered to the Company a Deferred Share Unit Agreement or other instrument evidencing the Deferred Share Unit Award, unless such Deferred Share Unit Agreement provides otherwise, (ii) has satisfied or made arrangements to satisfy the applicable federal, provincial, state, local and/or foreign income and employment withholding tax liability with respect to the Shares which vest or become issuable under the Deferred Share Unit Award and (iii) has otherwise complied with all the other applicable terms and conditions of the Deferred Share Unit Award.

(b)          Deferred Share Unit Awards Subject to Plan. All Deferred Share Unit Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator shall determine and which are set forth in the applicable Deferred Share Unit Agreement; provided that (i) all Deferred Share Units granted to US Participants shall be in compliance with Section 409A of the Code; and (ii) all Deferred Share Units granted to Canadian Participants shall have terms and conditions necessary to ensure that such Deferred Share Units comply, at all times, with the requirements of Regulation 6801(d) and paragraph (l) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act or are governed by the provisions of section 7 of the Tax Act.

(i)          Notwithstanding any other provision of the Plan, no payment shall be made in respect of a Deferred Share Unit until after the earliest time of: (A) the Director’s death; or (B) the latest time that the Director ceases to be an employee, officer or director of the Company or any affiliate (within the meaning of that term in paragraph 8 of Interpretation Bulletin IT-337R4, Retiring Allowances [Consolidated], or any successor publication thereto) of the Company (such time is referred to as the “Triggering Event”). All payments in respect of a Deferred Share Unit shall be made no later than December 31st of the year commencing immediately after the occurrence of the Triggering Event.

23

(ii)         On the Deferred Share Unit Settlement Date, the Company shall, subject to the Award Agreement, pay to the Participant a cash payment equal to the Fair Market Value of one Share or, at the Company’s sole discretion, shall elect to transfer or issue to the Participant one unrestricted, fully transferable Share, for each Deferred Share Unit scheduled to be paid out on such date, or a combination of cash and Shares as determined by the Administrator, provided that a Deferred Share Unit, at the time of grant, may be expressly limited to be settled only in cash and not in Shares. All amounts to be paid in respect of any Deferred Share Unit granted to a Director shall depend on the Fair Market Value of a Share at a time within the period that commences one year before the date of the Triggering Event and ends at the time the amount is paid.

(iii)        The Deferred Share Unit Participant shall not have any shareholder rights with respect to the Shares subject to his or her Deferred Share Unit Award until that Award vests, the Company elects to transfer Shares to the Participant, and the Shares are actually issued thereunder. However, Dividend Equivalents with respect to a Deferred Share Unit award may, in the sole discretion of the Administrator, be paid or credited, (A) in the case of a Canadian Participant, in the form of additional Deferred Share Units having the same vesting and payout conditions as the original Deferred Share Unit Award; or (B) in the case of a US Participant, either in cash or in actual or phantom Shares, on one or more outstanding Deferred Share Units, subject to such terms and conditions as the Administrator may deem appropriate.

(c)          No Cash Payment. Deferred Share Unit Awards shall not require any cash payment from the Deferred Share Unit Participant to whom such Deferred Share Unit Award is made, either at the time such Award is made or at the time any payment becomes due or Shares become issuable under that Award. However, the making of any payment or issuance of any Shares shall be subject to the Deferred Share Unit Participant’s satisfaction of all applicable federal, provincial, state, local and/or foreign income and employment withholding taxes.

(d)          Issuance of Share Certificates. Each Deferred Share Unit Participant who becomes entitled to an issuance of Shares following a Deferred Share Unit Settlement Date shall, subject to Sections 10(j), 10(k) and 10(m), be issued one or more share certificates for those Shares. Subject to such Sections 10(j), 10(k) and 10(m), each such share certificate shall be registered in the name of the Deferred Share Unit Participant and shall be freely transferable, subject to Applicable Law and any market black-out periods which may be imposed by the Company from time to time or insider trading policies to which the Deferred Share Unit Participant may at the time be subject.

(e)          No Rights as a Shareholder. Unless otherwise determined by the Administrator, a Deferred Share Unit Participant shall possess no incidents of ownership with respect to the Shares represented by such Deferred Share Units, unless and until the Company elects to transfer Shares to the Participant and such Shares are transferred to the Participant pursuant to the terms of this Plan and the Award Agreement.

(f)          No Additional Amounts. No Canadian Participant or any person who deals at non-arm’s length, within the meaning of the Tax Act, with the Participant, shall be entitled, under the Plan or otherwise, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purposes of reducing the impact, in whole or in part, of any reduction in the Fair Market Value of the Shares.

24

(g)          Conversion of Compensation into Deferred Share Units. Subject to such rules, regulations and conditions as the Committee, in its sole discretion, may impose, a Participant may elect, irrevocably, no later than December 15th of the calendar year preceding the year in which the election is to be effective, to have all or a portion of his ordinary cash compensation (the “Participant Compensation”) to be paid by his employer to such Participant for services to be performed in the calendar year following the date of the election, satisfied by way of Deferred Share Units (with the remainder to be received in cash), by completing and delivering to the Company an initial written election, in such form as may be approved by the Committee. Such election shall set out the percentage of such Participant’s compensation that the Participant wishes to be satisfied in the form of Deferred Share Units (with the remaining percentage to be paid in cash), within the limitations of this Section 9(g), for the calendar year for which the election is made and for subsequent years unless the Participant amends his election pursuant to this Section 9(g).

(i)          A Participant may initiate or change the percentage of his Participant Compensation to be satisfied in the form of Deferred Share Units for any subsequent calendar year by completing and delivering to the Company a new written election no later than December 15 of the calendar year immediately preceding the calendar year to which the Participant Compensation relates.

(ii)         Notwithstanding anything in this Section 9(g), no election will be permitted to be made during a Blackout Period or made or altered after December 31th of the calendar year immediately preceding the year in which the election is to be effective.

(iii)        Any election made by a Participant under this Section 9(g) shall designate the percentage, if any, of the Participant Compensation that is to be satisfied in the form of Deferred Share Units, all such designations to be in increments of five percent (5%).

(iv)        A Participant’s election received by the Company under this Section 9(g) shall be irrevocable and shall continue to apply with respect to his Participant Compensation for any subsequent calendar year unless the Participant amends his election under this Section 9(g).

(v)         Where there is no election that complies with this Section 9(g) in effect for a Participant for a particular calendar year, such Participant shall be deemed to have elected to receive his Participant Compensation for the applicable calendar year in cash.

10.	GRANTING OF AWARDS AND CONDITIONS ON EXERCISE OF OPTIONS and warrants AND ISSUANCE OF SHARES.

(a)          Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 10(f) regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

25

(b)          Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Participant’s termination of Continuous Status as an Employee, Director or Consultant, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(c)          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(d)          No Right to Employment; Voluntary Participation. Neither this Plan nor any Awards shall confer on any Participant or other person: (i) any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Program or Award Agreement; (ii) any right with respect to continuation of employment by the Company or any Subsidiary or engagement as a Consultant or Director, nor shall they interfere in any way with the right of the Company or any Subsidiary that employs or engages a Participant to terminate that person’s employment or engagement at any time with or without cause; (iii) any right to be selected to participate in the Plan or to be granted an Award; or (iv) any right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company or its subsidiaries, nor be construed as limiting in any way the right of the Company or its subsidiaries to determine, in its sole discretion, whether or not it shall pay any employee or consultant bonus, and, if so paid, the amount thereof and the manner of such payment.

(e)          Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than Canada or the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any securities exchange outside Canada or the United States, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside Canada and the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside Canada and the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3(a) and 3(b); and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than Canada and the United States or a political subdivision thereof.

26

(f)          Non-Employee Director Awards. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

(g)          Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(h)          Payment. Subject to the provisions of any particular Award, the Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award, provided that Canadian Employee Participants shall not be entitled to pay the exercise price with any Shares issued pursuant to the exercise of an Option or Warrant in the preceding two year period) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (iii) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (iv) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of either the OSA or Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a Subsidiary or a loan arranged by the Company or a Subsidiary in violation of Section 13(k) of the Exchange Act.

27

(i)          Transferability of Awards.

(i)          Except as otherwise provided in Section 10(i)(ii):

(A)         No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO or other order of a court of competent jurisdiction, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(B)         No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10(i)(i)(A); and

(C)         During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to such Participant under the Plan, unless it has been disposed of pursuant to a DRO or other order of a court of competent jurisdiction; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(ii)         Notwithstanding Section 10(i)(i), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married, in a common law relationship, or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is filed with the Administrator prior to the Participant’s death. Notwithstanding any other provision of the Plan, the beneficiary of a Canadian Participant in respect of Deferred Share Units shall be a dependent or relation of the Canadian Participant or the legal representative of the Canadian Participant (within the meaning of the Tax Act).

28

(j)          Conditions to Issuance of Shares.

(i)          Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by, as applicable: (A) an effective registration statement or applicable exemption from registration pursuant to Applicable Securities Laws in the United States; and (B) an exemption from the prospectus requirements pursuant to Applicable Securities Laws in Canada. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(ii)         All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(iii)        The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(iv)        No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(v)         Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or plan administrator).

(k)          Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that:

(i)          Any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a termination of Continuous Status as an Employee, Director or Consultant occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a termination of Continuous Status as an Employee, Director or Consultant for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Participant); and

29

(ii)         All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(l)          Prohibition on Repricing. Subject to Section 13 and Section 15, the Administrator shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Option or Warrant to reduce its exercise or purchase price per Share, or (ii) cancel any Option or Warrant in exchange for cash or another Award when the Option or Warrant exercise or purchase price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13, the Administrator shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the exercise or purchase price per Share or to cancel and replace an Award with the grant of an Award having an exercise or purchase price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 10(l), except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, share split, share consolidation, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise or purchase price per share of outstanding Options or Warrants or cancel outstanding Options or Warrants in exchange for cash, other Awards, Options or Warrants with an exercise or purchase price per share that is less than the exercise or purchase price per share of the original Options or Warrants without the approval of the Shareholders of the Company.

(m)          Investment Representations. The Company may require any Participant, or any person to whom an Award is transferred, as a condition of exercising such Award, to (i) give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Warrant or receiving such Share, and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Share for such person’s own account and not with any present intention of selling or otherwise distributing the Share. The foregoing requirements, and any assurances given pursuant to such requirements, shall not apply if (1) the issuance of the Share has been registered under a then currently effective registration statement under the Securities Act, or (2) counsel for the Company determines as to any particular requirement that such requirement need not be met in the circumstances under Applicable Securities Laws. The Company may, with the advice of its counsel, place such legends on Share certificates issued under the Plan as the Company deems necessary or appropriate to comply with Applicable Securities Laws, including, but not limited to, legends restricting the transfer of the Share.

30

11.	PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION FOR US PARTICIPANTS.

(a)          Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Warrant), then the provisions of this Section 11 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Section 11 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

(b)          Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

(c)          Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Shares the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Share Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Section 12 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals; provided that such Awards granted to Canadian Participants shall also have the terms and conditions specified in the Plan.

31

(d)          Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Eligible Individuals, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

(e)          Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the US Participant must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

(f)          Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

12.	AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, SHARE PAYMENTS.

(a)          Performance Awards.

(i)          The Administrator is authorized to grant Performance Awards, including Awards of Performance Share Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Share Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Share Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator. Performance Share Units granted to Canadian Employee Participants shall have terms and conditions necessary to ensure that such Performance Share Units comply, at all times, with the requirements of paragraph (k) or (l) of the exception to the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act or are governed by the provisions of section 7 of the Tax Act.

32

(ii)         Without limiting Section 12(a)(i), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 11.

(b)          Dividend Equivalents.

(i)          Dividend Equivalents may be granted by the Administrator based on dividends declared on the Shares, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(ii)         Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Warrants.

(iii)        Dividend Equivalents, if any, granted to Canadian Participants shall be granted as a bonus for services rendered in the year of payment.

(c)          Share Payments. The Administrator is authorized to make Share Payments to any Eligible Individual. The number or value of Shares of any Share Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Share Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Participant of a Share Payment shall have no rights as a Company Shareholder with respect to such Share Payment until such time as the Share Payment has vested and the Shares underlying the Award have been issued to the Participant. Share Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

(d)          Term. Subject to the foregoing provisions of this Section 12, the term of a Performance Award, Dividend Equivalent award and/or a Share Payment award shall be established by the Administrator in its sole discretion.

33

(e)          Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Share Payment award.

(f)          Termination of Continuous Status as an Employee, Director or Consultant. A Performance Award, Share Payment award and/or a Dividend Equivalent award is distributable only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award and/or Share Payment award may be distributed subsequent to a termination of Continuous Status as an Employee, Director or Consultant in certain events, including a Change in Control, the Participant’s death, retirement or Disability or any other specified termination of Continuous Status as an Employee, Director or Consultant.

13.	ADJUSTMENTS ON CERTAIN EVENTS.

(a)          In the event of any share dividend, share split, share consolidation, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to Shareholders, or any other change affecting the Shares or price of the Shares other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3(a) and 3(b) on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares (or other securities or property) that may be issued by a single officer under the Plan; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code. Any adjustment to an Option granted to a Canadian Employee Participant shall be made consistent with the requirements of subsection 7(1.4) of the Tax Act.

(b)          In the event of any transaction or event described in Section 13(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

34

(i)          To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii)         To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)        To make adjustments in the number and type of shares of the Company (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)         To provide that the Award cannot vest, be exercised or become payable after such event.

(c)          In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 13(a) and 13(b):

(i)          The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)         The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3(a) and 3(b) on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit). The adjustments provided under this Section 13(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)          The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

35

(e)          With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f)          The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)          No action shall be taken under this Section 13 which shall cause an Award granted to a US Participant to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder. No action shall be taken under this Section 13 which shall cause any Option granted to a Canadian Employee Participant to fail to be governed by the provisions of section 7 of the Tax Act or which shall cause any Restricted Share Unit or Performance Share Unit granted to a Canadian Employee Participant to cease to qualify with the requirements for the exception in paragraph (k) of the definition of “salary deferral arrangement” in subsection 248(1) of the Tax Act or which shall cause any Deferred Share Unit to cease to qualify with the requirements for the exception in Regulation 6801(d) and paragraph (l) of the definition of “salary deferral arrangement” in subsection 248(l) of the Tax Act.

(h)          In the event of any pending share dividend, share split, share consolidation, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the price of the Shares including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

(i)          No Effect on Powers of Board or Shareholders. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the Shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any of its subsidiaries, any merger or consolidation of the Company or a subsidiary of the Company, any issue of debt, preferred or prior preference Share ahead of or affecting Share, the authorization or issuance of additional Shares, the dissolution or liquidation of the Company or its subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

36

(j)          Fractional Shares. All calculations under this Section 13 shall be, in the case of exercise price, rounded up to the nearest cent or, in the case of shares, rounded down to the nearest one-hundredth of a share, but in no event shall the Company be obligated to issue any fractional share.

(k)          Uniformity of Actions Not Required. Any actions or determinations by the Board under this Section 13 need not be uniform as to all outstanding Awards, and need not treat all Participants identically.

14.	TAX WITHHOLDING OBLIGATIONS.

(a)          Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or Subsidiary, an amount sufficient to satisfy federal, provincial, state, local and foreign taxes (including the Participant’s FICA, Canada Pension Plan contributions, employment tax, Employment Insurance (Canada) premiums, or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, provincial, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Plan, the Code and the Tax Act, for tax withholding obligations due in connection with a broker-assisted cashless Option or Warrant exercise involving the sale of Shares to pay the Option or Warrant exercise price or any tax withholding obligation.

15.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a)          Amendment, Termination or Suspension of Plan. Except as otherwise provided in Section 15(b), the Plan or any Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, including, without limitation, for any of the following types of amendments or modifications:

(i)          amendments for the purpose of curing any ambiguity, error or omission in the Plan or Award or to correct or supplement any provision of the Plan or Award that is inconsistent with any other provision of the Plan or Award;

(ii)         amendments necessary to comply with Applicable Law or the requirements of any stock exchange on which the Shares are listed;

37

(iii)        amendments to the Plan respecting administration of the Plan;

(iv)        amendments of a “housekeeping” nature;

(v)         changes to the terms and conditions on which Awards may be or have been granted pursuant to the Plan;

(vi)        amendments to the treatment of Awards on ceasing Continuous Status as an Employee, Director or Consultant;

(vii)       a change to the termination provisions of Awards which does not entail an extension beyond the original expiry date;

(viii)      any amendment to give effect to Section 13;

(ix)         any amendment to ensure that Awards granted under the Plan will comply with any provisions of the Code or the Tax Act respecting employee security based compensation arrangements; and

(x)          any amendment to an Award that is not exercisable into, settled with, or involve the issuance of, Shares.

(b)          Without approval of the Company’s Shareholders, no action of the Administrator, or amendment or modification of the Plan may:

(i)          increase the limits imposed in Section 3(a) on the maximum number of Shares which may be issued under the Plan,

(ii)         reduce the price per share of any outstanding Option or Warrant granted under the Plan, reduce any purchase price for any other Award as set at the time of grant, or take any action prohibited under Section 10(l),

(iii)        extend the term of any Award;

(iv)        make any amendment to remove or exceed the Insider and Non-Employee Director Participation Limits;

(v)         cancel any Option or Warrant in exchange for cash or another Award when the Option or Warrant price per share exceeds the Fair Market Value of the underlying Share;

(vi)        make any amendment which would permit Awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes or as otherwise permitted in Section 10(i); or

(vii)       amend Section 15(a) or Section 15(b).

(c)          Amendment of Awards. Subject to compliance with the rules of any stock exchange on which the Shares are listed, the Board may amend the terms of any Award previously granted, including any Award Agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any Participant with respect to any such Award without his or her written consent. Except as provided in Section 10(k) and Section 18(h), no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

38

16.	COMPLIANCE WITH APPLICABLE SECURITIES LAWS

(a)          Compliance with Section 16 of the Exchange Act. So long as a class of the Company’s equity securities is registered under Section 12 of the Exchange Act, the Company intends that the Plan shall comply in all respects with Rule 16b-3 with respect to US Participants. If during such time any provision of this Plan concerning US Participants is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect without change. All transactions under the Plan with respect to US Participants during such time shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

(b)          The obligation of the Company to issue and deliver Shares pursuant to Awards in accordance with the terms and conditions of the Plan is subject to Applicable Securities Laws and to the receipt of any approvals that may be required from any stock exchange on which the Shares are listed. If Shares cannot be issued pursuant to an Award for any reason whatsoever, the obligation of the Company to issue such Shares shall terminate and any monies paid to the Company in connection with the exercise of the Option will be returned to the Participant as soon as practicable.

17.	LIMITATION OF LIABILITY AND indemnification.

(a)          Contractual Liability Limitation. Any liability of the Company or its subsidiaries to any Participant with respect to any Award shall be based solely on contractual obligations created by the Plan and the Award Agreements outstanding thereunder.

(b)          Indemnification. In addition to such other rights of indemnification as they may have as Directors or officers, Directors and officers to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

39

18.	MISCELLANEOUS

(a)          No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

(b)          Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

(c)          Acceptance of Terms and Conditions of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Company, the Board or the Committee, in any case in accordance with the terms and conditions of the Plan.

(d)          No Effect on Other Arrangements. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or its subsidiaries, or prevent or limit the right of the Company or any subsidiary to establish any other forms of incentives or compensation for their Employees, Directors or Consultants or grant or assume restricted Share or other rights otherwise than under the Plan. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (ii) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares or assets of any corporation, partnership, limited liability company, firm or association.

(e)          Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to Applicable Securities Laws and margin requirements), the rules of any stock exchange on which the Shares are listed, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

40

(f)          Governing Law. The Plan shall be governed by and construed in accordance with the laws of the province of Ontario, except with respect to those provisions of the Plan concerning the Code, which shall be governed by and construed in accordance with the laws of the State of Delaware as superceded by applicable United States federal law.

(g)          Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(h)          No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

(i)          Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

(j)          Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(k)          Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(l)          Blackout Periods. If the date under any Award on which: (i) cash is to be issued in settlement of the Award, or (ii) Performance Criteria are to be evaluated by the Company, occurs during a Blackout Period or within three business days of the expiry of a Blackout Period applicable to the relevant Participant, then, subject to Section 8(b)(ii) in respect of Restricted Share Units and 9(i) in respect of Deferred Share Units, the settlement date or evaluation date, as applicable, shall be deemed to be the 10th business day after expiry of the Blackout Period, or such earlier date following the expiry of the Blackout Period as determined by the Administrator. Where a Blackout Period is continuing as of December 15th of the third year following the RSU Service Year in respect of Restricted Share Units or as of December 15th of the calendar year following the Triggering Event in respect of Deferred Share Units, the Restricted Share Units or Deferred Share Units, as the case may be, shall be paid out automatically on such December 15th date. Notwithstanding the foregoing, Shares may be issued in settlement of, or upon exercise of, an Award during a Blackout Period, provided that such Shares are subject to restrictions on trading in accordance with the Company’s blackout policy.

41